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                                                                     EXHIBIT 5.1

                                                     November 20, 2001

RSA Security Inc.
36 Crosby Drive
Bedford, Massachusetts 01730

         RE:      Registration Statement on Form S-8

Ladies and Gentlemen:

         I am Assistant General Counsel of RSA Security Inc., a Delaware corporation (the "Registrant"), and am issuing this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Registrant with the Securities and Exchange Commission (the "Commission") for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), 8,030,393 shares of the Registrant's common stock, par value $.01 per share (the "1998 Plan Shares"), issuable upon the exercise of options granted under the Registrant's Amended and Restated 1998 Non-Officer Employee Stock Incentive Plan, as amended (the "1998 Plan") and 600,000 shares of the Registrant's common stock, par value $.01 per share (the "Purchase Plan Shares"), issuable under the Registrant's 1994 Employee Stock Purchase Plan, as amended (the "Purchase Plan"). In this connection, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement,
(ii) the 1998 Plan and the Purchase Plan (collectively, the "Plans"), (iii) the Third Restated Certificate of Incorporation and the Amended and Restated By-laws of the Registrant, each as amended and as currently in effect, (iv) certain resolutions adopted by the Board of Directors of the Registrant relating to the issuance of the 1998 Plan Shares and Purchase Plan Shares (collectively, the "Shares") and certain related matters and (v) such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. I also assume that appropriate action will be taken, prior to the offer and sale of the Shares in accordance with each of the Plans, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws. As to any facts material to the opinions expressed herein that I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Registrant and others.

         I am admitted to the Bar of the Commonwealth of Massachusetts and do not purport to be an expert on, or express any opinion concerning, any law other than the substantive law of the Commonwealth of Massachusetts.

         Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, when the Shares have been paid for and certificates therefor
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have been issued and delivered upon exercise of options in accordance with the terms of the Plans as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

         This opinion is furnished by me, as counsel to the Registrant, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the Registrant.

                                          Very truly yours,

                                          /s/ Kathryn L. Leach
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                                          Kathryn L. Leach
                                          Assistant General Counsel